Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of F.N.B. Corporation on Form S-4 of our report dated January 31, 2003 incorporated by reference in the Annual Report on Form 10-K of NSD Bancorp, Inc. for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
November 12, 2004